SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[X]	Soliciting Material Pursuant to §240.14a-12

INVESTMENT MANAGERS SERIES TRUST

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Segall Bryant & Hamill All Cap Fund Segall Bryant & Hamill Small Cap Value Fund Segall Bryant & Hamill Emerging Markets Fund Segall Bryant & Hamill International Small Cap Fund

We want to make you aware that your clients that hold shares in the above-mentioned Funds (the “Funds”), as of the record date of May 1, 2019, will receive proxy materials regarding the Special Meeting of Shareholders slated for June 28, 2019.

The materials include a proxy statement with detailed information about the proposal and a proxy card that shareholders can sign and return in a postage paid envelope. The materials will also provide instructions on how shareholders can vote by telephone or through the Internet. You can access the materials by visiting www.okapivote.com/SBH. Shareholders will be asked to vote on the following proposal:

Proposal Summary

• Proposal 1:	To approve an Agreement and Plan of Reorganization (“Reorganization Plan”) by and among Investment Managers Series Trust (“IMST”), on behalf of each Existing Fund, Segall Bryant & Hamill Trust (“SBHT”), on behalf of the corresponding New Fund, and Segall Bryant & Hamill, LLC (the “Adviser”), the adviser to both the Existing Fund and the New Fund

The Board of Directors recommends that shareholders vote “For” the Proposal.

Please note that your clients may receive a telephone solicitation in connection with this Special Meeting from Okapi Partners, the Fund’s proxy solicitor. However, we are committed to helping you maintain your client relationships while we carry out our required solicitation process. To that end, we are asking for your support and assistance in answering any questions you may receive from your clients on this matter.

•	Please ask your clients to vote as soon as possible. Instructions on how they can vote, over the phone, by internet or by mail will be detailed on the proxy card they receive.

•	If you have discretion to vote on behalf of your clients, we can take direction via email from you and get your client’s shares voted quickly and easily, provided they are listed in Okapi’s database. All we would need is an email stating “I am authorized to vote on the listed accounts”, and how you want those shares voted. For example, “Vote with Board Recommendation for all proposals”. We would just need a spreadsheet with clients’ names, addresses and share positions.

•	If you do not have discretion to vote on behalf of your clients, we can also take the same voting directions via email directly from your client (also provided they are listed in Okapi’s database).

•	Explain that their vote is critical no matter how many shares they own.

•	Okapi Partners will need to continue to contact shareholders until the necessary vote is attained.

•	If you or your clients have any questions, please provide this toll-free number for more information: 877-285-5990. Agents are available to answer questions or to record voting instructions Monday through Friday from 9:00 a.m. to 11:00 p.m. Eastern Time. The voting process is quick and easy and will require only a couple minutes of their time.